Exhibit 99.1

CPI Card Group Voluntarily De-Listing from Toronto Stock Exchange

August 13, 2021

LITTLETON, Colo.--(BUSINESS WIRE)-- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit and prepaid solutions, today announced that it has provided written notice to the Toronto Stock Exchange (the “TSX”) regarding the voluntary delisting of its common stock from the TSX.

The Company believes that the trading volume of its stock on the TSX no longer justifies the expense and administrative efforts associated with maintaining this listing, especially given CPI’s recent listing on The Nasdaq Global Market (“Nasdaq”). CPI’s listing on Nasdaq provides its stockholders with good liquidity, and the savings in exchange fees, legal fees and managerial time and effort to maintain a dual listing can be redirected into further advancing the business of the Company. CPI’s Canadian stockholders may trade their existing shares through their brokers on Nasdaq. CPI anticipates that its common stock will be delisted from the TSX at the close of trading on or about August 27, 2021.

Pursuant to Section 720(d) of the TSX Company Manual, stockholder approval is not required with regard to the voluntary delisting as an alternative market for the shares will exist on Nasdaq.

As most brokers in Canada, including discount and online brokers, have the ability to buy and sell securities listed on Nasdaq, CPI’s Nasdaq listing will continue to provide stockholders with the same accessibility to trade the Company’s common stock. Stockholders holding shares in Canadian brokerage accounts should contact their brokers to confirm how to trade CPI’s shares on the Nasdaq exchange.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Cautionary Note Regarding Forward Looking Statements

Certain statements and information in this press release may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements include the planned voluntary delisting of CPI’s common stock from the TSX, the accessibility of and ability to trade the Company’s common stock on Nasdaq, and the anticipated continued listing of the Company’s common stock on Nasdaq. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. An investment in the Company’s stock is also subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020, Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and our other reports filed from time to time with the Securities and Exchange Commission.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

Source: CPI Card Group Inc.